INDEX TO EXHIBITS

Exhibit
Number       Description of Exhibit
-------       ---------------------

1       Declaration of Trust*

2       Bylaws*

3       Not Applicable

4       See Exhibits 1 and 2

5  (i)  Form of Investment Advisory Agreement

   (ii) Form of Sub-Advisory Agreement

6       Not Applicable

7       Not Applicable

8       Custodian Agreement*

9       Administration, Accounting and
        Transfer Agency Agreement*

10      Opinion and Consent of Counsel*

11      Not Applicable

12      Not Applicable

13      Not Applicable

14      Not Applicable

15      Not Applicable

16      Not Applicable

17      Not Applicable

18      Not Applicable

--------------
*  Previously filed as Exhibit to Registration
   Statement on Form N-1A

                  INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT, entered into as of April 1, 1996, by and between THE JAMESTOWN INTERNATIONAL EQUITY FUND of WILLIAMSBURG INVESTMENT TRUST, a Massachusetts Business Trust (the "Trust"), and Lowe, Brockenbrough & Tattersall, Inc., a Virginia corporation (the "Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

WHEREAS, the Trust is registered as a no-load, diversified, open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory and administrative services to The Jamestown International Equity Fund series of the Trust, and the Adviser is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Trust hereby appoints the Adviser to act as investment adviser to The Jamestown International Equity Fund series of the Trust (the "Fund") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

     (a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");
     (b) The Trust's Bylaws (such Bylaws, as presently in effect and as they shall from time to time be amended, are herein called the "Bylaws");
     (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;
     (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), relating to shares of beneficial interest of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;
     (e) The Trust's Prospectus (such Prospectus, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

     The Trust will furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Adviser will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus. The Adviser further agrees that it:

     (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;
     (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Adviser believes two or more brokers or dealers are comparable in price and execution, the Adviser may prefer: (i) brokers and dealers who provide the Fund with research advice or other valuable services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated with the Trust or its Adviser(s), PROVIDED, HOWEVER, that in no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person of the Adviser in principal transactions;
     (c) Will provide certain executive personnel for the Trust as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Adviser unless otherwise mutually agreed upon; and
     (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Trust.

     Notwithstanding the foregoing, the Adviser may obtain the services of an investment counselor or sub-adviser of its choice subject to the approval of the Board of Trustees. The cost of employing such counselor or sub-adviser will be paid by the Adviser and not by the Trust.

4. SERVICES NOT EXCLUSIVE. The advisory services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby provided, however, that without the written consent of the Trustees, the Adviser will not serve as investment adviser to any other investment company having a similar investment objective to that of the Fund.

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the Act that are not maintained by others on behalf of the Trust.

6. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Trust. In the event that there is no distribution plan under Rule
     12b-1 of the 1940 Act in effect for the Fund, the Adviser will pay, out of the Adviser's resources generated from sources other than fees received from the Trust, the entire cost of the promotion and sale of Fund shares.

     Notwithstanding the foregoing, the Trust shall pay the expenses and costs of the following:

     (a)  Taxes, interest charges and extraordinary expenses;
     (b) Brokerage fees and commissions with regard to portfolio transactions of the Fund;
     (c) Fees and expenses of the custodian of the Fund's portfolio securities;
     (d) Fees and expenses of the Fund's administration agent, the Fund's transfer and shareholder servicing agent and the Fund's accounting agent or, if the Trust performs any such services without an agent, the costs of the same;
     (e)  Auditing and legal expenses;
     (f)  Cost of maintenance of the Trust's existence as a legal entity;
     (g) Compensation of trustees who are not interested persons of the Adviser as that term is defined by law;
     (h)  Costs of Trust meetings;
     (i)  Federal and State registration or qualification fees and expenses;
     (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
     (k) The investment advisory fee payable to the Adviser, as provided in paragraph 7 herein; and
     (l) Distribution expenses, but only in accordance with any Distribution Plan as and if approved by the shareholders of the Fund.

     It is understood that the Trust may desire to register the Fund's shares for sale in certain states which impose expense limitations on mutual funds. The Trust agrees that it will register the Fund's shares in such states only with the prior written consent of the Adviser. It is further understood that the Trustees desire to limit Fund expenses to 2% of average daily net assets, if such state limitations are not so restrictive. The Adviser agrees to reimburse the Trust an amount equal to any excess expenses incurred over the lesser of either (i) the most stringent of such states' limitations in which the Fund's shares are registered, or (ii) 2% of average daily net assets. The Adviser shall in no event be required to reimburse an amount greater than its fees received from the Trust pursuant to paragraph 7, below.

7. COMPENSATION. For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation an investment advisory fee, computed at the end of each month and payable within five (5) business days thereafter, at the annual rate of 1% of the Fund's average daily net assets.

8.(a) LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from wilful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.(b) INDEMNIFICATION OF ADVISER.  Subject to the limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Fund or Funds to which the conduct in question relates) the Adviser against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Adviser in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services; or (ii) wilful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "DISABLING CONDUCT"). A determination that the Adviser is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Adviser for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of Disabling Conduct by: (a) vote of a majority of a quorum of Trustees who are neither "interested persons"
      of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has een pending or threatened (such quorum of such Trustees being referred to hereinafter as the "INDEPENDENT TRUSTEES"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Adviser (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; PROVIDED, that the Adviser shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if
      (i) the Adviser shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Adviser ultimately will be entitled to indemnification hereunder.

      As to any matter disposed of by a compromise payment by the Adviser referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Adviser of any amount paid to the Adviser in accordance with either of such clauses if indemnification of the Adviser is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Adviser's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

      The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Adviser may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

      The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Adviser is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Adviser and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. DURATION AND TERMINATION. This Agreement shall become effective on the date hereof and, unless sooner terminated as provided herein, shall continue in effect until April 1, 1998. Thereafter, this Agreement shall be renewable for successive periods of one year each, PROVIDED such continuance is specifically approved annually:

      (a) By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
           Act), cast in person at a meeting called for the purpose of voting on such approval; and
      (b) By vote of either the Board or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

      Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by the Adviser at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by the Fund must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

12. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Virginia.


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATTEST:                       WILLIAMSBURG INVESTMENT TRUST



By:____________________       By:_________________________


Title:_________________       Title:______________________


ATTEST:                       LOWE, BROCKENBROUGH & TATTERSALL, INC.


By:____________________       By:_________________________


Title:_________________       Title:______________________